UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 19, 2020
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, on November 3, 2020, the Board of Directors of Civeo Corporation (the “Company”) approved a 1-for-12 reverse share split (the “Reverse Split”) of the Company’s issued and outstanding common shares (the “Common Shares”). On November 19, 2020, the Company filed with the Corporate Registry of British Columbia a Certificate of Amendment to its Notice of Articles (the “Amendment”) to effect the Reverse Split, and the Amendment became effective at 11:59 p.m., eastern time, on the same date. The Common Shares began trading on a split‑adjusted basis when the market opened on November 20, 2020.

As a result of the Reverse Split, every 12 shares of the Company’s issued and outstanding Common Shares automatically converted into one Common Share, without any change in the par value per share. A total of 14,215,169 Common Shares were issued and outstanding immediately after the Reverse Split became effective on November 19, 2020. No fractional shares were outstanding following the Reverse Split. In lieu of any fractional share, the aggregate number of common shares that a holder was entitled to was, if the fraction was less than half a common share, rounded down to the next closest whole number of common shares, and if the fraction was at least half of a common share, rounded up to one whole common share. As previously approved by the Company’s shareholders and in accordance with the Amendment, the number of authorized Common Shares was reduced to 46,000,000 shares.

Neither the Reverse Split nor the Amendment affected the number of authorized or issued and outstanding shares of the Company’s preferred shares. As a result of the Reverse Split, the conversion price for the Company’s outstanding Class A Series 1 preferred shares (“Series A preferred shares”) was automatically increased to $39.60 for each Series A preferred share (previously it was $3.30 per Series A preferred share).

In addition, effective as of the same time as the Reverse Split, the Company’s Board of Directors reduced the number of Common Shares available for issuance under the Company’s equity compensation plans in proportion to the Reverse Split ratio. Upon effectiveness, the Reverse Split also resulted in reductions in the number of Common Shares issuable upon exercise or vesting of equity awards in proportion to the Reverse Split ratio and caused a proportionate increase in the exercise price, if any, applicable to such awards.

The Company’s Common Shares will continue to trade on the New York Stock Exchange under the symbol “CVEO.” The new CUSIP number for Common Shares following the Reverse Split is 17878Y207. Computershare, the Company’s transfer agent, is acting as the exchange agent for the Reverse Split.

For more information about the Reverse Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2020. The text of the Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description of Document
3.1	Certificate of Amendment to the Notice of Articles of Civeo Corporation.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2020

            CIVEO CORPORATION

                    By: /s/ Carolyn J. Stone ,
                    Name:    Carolyn J. Stone
Title:    Senior Vice President, Chief Financial Officer and Treasurer